POWER OF ATTORNEY


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints E. Liston Bishop, III, Susan N. Roth, J. Paul Jullienne, and Christopher A. Parrott, or any one of them acting singly, as the undersigned's true and lawful attorneys-in-fact to:


	(a)	prepare, executed in the undersigned's name and on the
		undersigned's behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make filings with the SEC of reports required by
		Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), or any rule or regulation thereunder;

	(b)	executed and file on behalf of the undersigned all Forms 3, 4
		and 5 (including any amendments thereto, "Forms") that the undersigned may be required to file with the SEC or other regulatory bodies as a result of the undersinged's ownership of or transactions in Unum Group (the "Company"), including any filing required as a result of any indirect ownership of securities attributed to the undersigned under applicable laws; and

	(c)	do and perform each and every act and thing for and on behalf
		of the undersigned which may be necessary or desirable to complete the execution and timely filing of such Forms with the SEC and any securities exchange or similar authority.

	The undersigned grants said attorneys-in-fact full power and authority to act and perform on behalf of the undersigned all and every act and thing whatsoever required to be done in the exercise of the rights and powers granted herein, as fully to all intents and purposes as said attorneys-in-fact might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges that neither the Company nor any of the foregoing attorneys-in-fact,in serving in such capacity at the request of the undersigned, are assuming any of the undersigned's responsibilities to comply with Section 16 of the Act or any rule or regulation of the SEC. The authority of said attorneys-in-fact under this Power of Attorney shall continue until the undersigned is no longer required to file Forms with regard to the undersigned's ownership of or transaction in securities of the Company, unless earlier revoked in writing.


	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 22nd day of July, 2010.



					/s/  John F. McGarry
					--------------------------------------
					John F. McGarry